Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             DENBURY HOLDINGS, INC.

     Denbury Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the corporation is Denbury Holdings, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was December 19, 2003. This Restated Certificate of Incorporation shall become effective at nine o'clock a.m., local time in the State of Delaware on December 29, 2003.

     2. The provisions of the certificate of incorporation of the Corporation, as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth.

     3. This Restated Certificate of Incorporation has been duly adopted by written consent of the Corporation's sole stockholder, Denbury Resources Inc., in accordance within the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and in accordance with Sections 242 and 245 of the DGCL.

     4. The certificate of incorporation of the Corporation is amended hereby by amending Article I to change the name of the Corporation to Denbury Resources Inc., and by deleting Article XIII, "Incorporator," in its entirety. The certificate of incorporation of the Corporation, as amended and restated hereby, shall read as follows:

                                    ARTICLE I

                                      NAME

     The name of the corporation is Denbury Resources Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.



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                                   ARTICLE III

                       PURPOSES AND STOCKHOLDER LIABILITY

     (a) Purposes. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL.

     (b) Stockholder Liability. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of:
(i) 100,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

     A. Preferred Stock. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the
Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in the Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

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

     B. Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

     C. Increase in Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

                                    ARTICLE V

                                    EXISTENCE

     The existence of the Corporation is to be perpetual.

                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

     No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


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



                                   ARTICLE VII

                              NO CUMULATIVE VOTING

     At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     A. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation (this "Certificate of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation (the "Bylaws"); provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

     B. Number, Election and Terms. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by the members of the Board of Directors then in office subject to Section D(2) of this
Article VIII. Each director shall hold office until the next annual meeting of stockholders and shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot.

     C. Bylaws. Subject to Section D(3) of this Article VIII, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws.

     D. Special Voting Requirements. The following matters shall be decided by a majority of not less than 2/3 of the members of the Board of Directors of the Corporation voting in favor of a resolution in respect of any of the following matters:

          (1) an acquisition having a purchase price in excess of 20% of the Assets (as herein defined) of the Corporation or a disposition having a sale price in excess of 20% of the Assets of the Corporation;

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

          (2) any increase or decrease in the total number of members of the Board of Directors of the Corporation;

          (3) any amendment to the Certificate of Incorporation or Bylaws of the Corporation;

          (4) any issuance of equity securities or securities convertible into equity securities of the Corporation (other than pursuant to any rights, options, warrants or convertible or exchangeable securities outstanding prior to the date of this Certificate of Incorporation is made effective, and other than pursuant to any stock option plan or employee benefit plans of the Corporation existing from time to time);

          (5) the creation of any series of Preferred Stock and the powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof attached thereto; any change in the powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof attached to unissued shares of any series; or

          (6) the issuance of any debt securities in excess of 10% of the Assets of the Corporation and (i) any borrowings by the Corporation, other than advances against existing credit lines and (ii) any increase in the existing credit lines of the Corporation, in each case, in excess of 10% of the Assets of the Corporation in respect of which the Corporation is required to grant security for the debt obligations or any borrowed money.

          For the purposes of subsections (1) and (6) above, "Assets" shall mean the total assets of the Corporation as reported on the consolidated balance sheet at the end of the last fiscal quarter of the Corporation, prepared in accordance with generally accepted accounting principles.

                                   ARTICLE IX

                                 INDEMNIFICATION

          A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while

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

     holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any amendment to such law or enactment of new law, only to the extent that such amendment or enactment permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

          B. Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article IX or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

          C. Vesting. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article IX shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article IX which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

          D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit

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

     in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including attorneys' fees. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

          E. Nonexclusive. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article IX may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

          G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article IX, the Corporation's Bylaws, the DGCL or other applicable law.

          H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article IX, the Corporation may, for the benefit of persons eligible for

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

     indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or
     (iv) establish a letter of credit, guaranty or surety arrangement.

                                    ARTICLE X

                           LIMITED DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article X shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article X will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.


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



                                   ARTICLE XI

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation shall not be governed by Section 203 of the DGCL.

                                   ARTICLE XII

                        INSPECTION RIGHTS OF BONDHOLDERS

     The holders of any bonds, debentures or other obligations issued or to be issued by the Corporation shall have the same right of inspection of the Corporation's books, accounts and other records which the stockholders of Corporation have.

                                  ARTICLE XIII

                               BOARD OF DIRECTORS

     The  directors   constituting   the  initial  Board  of  Directors  of  the
Corporation and the name and address of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

         Ronald G. Greene                                   5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         Gareth Roberts                                     5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         David I. Heather                                   5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         David B. Miller                                    5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         William S. Price                                   5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         Jeffrey Smith                                      5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         Wieland F. Wettstein                               5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

         Carrie Wheeler                                     5100 Tennyson Parkway, Suite 3000
                                                            Plano, Texas 75024

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

     I, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation, do make this Restated Certificate of Incorporation, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have executed this Restated Certificate of Incorporation effective as of nine o'clock a.m., local time in the State of Delaware on December 29, 2003.


                                           /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek, Secretary







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